EXHIBIT 10.8


                               DESA INTERNATIONAL
                     MANUFACTURER'S REPRESENTATIVE AGREEMENT



Agreement  made  on  this  __  day  of  ________________,   199_,  between  DESA
International, Bowling Green, Kentucky herein termed "Manufacturer" and:

         NAME:             Marketing Consultants Inc.
         ADDRESS:          19 East St. Charles Road
         CITY:             Lombard, IL 60148

herein termed "Representative."

SECTION 1 RESPONSIBILITIES OF REPRESENTATIVE

Manufacturer grants Representative the right to solicit orders for the purchase of Manufacturer's products (as listed in Section 2C) within Representative's Area of Responsibility (Section 3). Representative agrees to extend best efforts to achieve the Company's sales objectives for its products within Representative's Area of Responsibility and to assist Manufacturer establish and develop customer accounts in accordance with Manufacturer's policies. Representative will search for qualified customer accounts, follow-up on prospect leads furnished by Manufacturer, assist Manufacturer in developing adequate parts and service support, execute an annual Customer Performance Review on each account with Representative's Area of Responsibility, cooperate with Manufacturer in developing territorial analysis and territorial objectives, attend trade and dealer shows, conventions and sales meetings as directed by Manufacturer. In addition to the foregoing, Manufacturer and Representative shall have mutual responsibility for the communication and administration of pricing adjustments, as they may occur.

SECTION 2  COMPENSATION, PAYMENT, PRODUCT & QUALIFYING ORDERS



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(A)      FEE - Manufacturer  agrees to pay Representative in accordance with the fee scale outlined in Appendix A of this document. The commission shall be calculated based upon the stated sales price to the customer as of the date the actual order is placed with the Manufacturer. Eligibility for fee payment shall commence upon the effective date of this agreement and continue through the last day that this agreement is in effect. (There is not vested interest on the part of the Representative in any unshipped order or orders.)

(B) PAYMENT - Manufacturer will pay Representative earned fees on a monthly basis as orders are shipped. Should purchaser fail to pay for any part of the invoice for any reason, the fee received by Representative for the unpaid portion of the invoice shall be deducted from future fees earned. (See Attachment 1). Manufacturer reserves the right to defer payment of earned fees or a portion thereof to cover contingencies such as uncollectible receivables, returns, samples, memo billed to Representative, etc. Manufacturer will credit Representative with the accumulated deferred earned fees to the extent of that not offset by those contingencies listed above. Payment of accumulated, deferred fees will be made during the month of March of each year.

(C) PRODUCT LIST - The term "Products" includes all current products, including options and accessories as described below: Reddy Heater. Comfort Glow and Remington Heating Products.
         Remington Powder Actuated Tools, Pins and Loads.
         Remington Electric Chain Saws
         PowerFast Fastening Products

(D) QUALIFYING ORDER - The term "Qualifying Order" applies to any order for Manufacturer's Product accepted by Manufacturer that originates with established

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         accounts in Representative's Area of Responsibility and orders from new accounts that originate in Area of Responsibility which are solicited by Representative and accepted by Manufacturer and are shipped and invoiced during the period that Representative is operating under the terms of this agreement.

SECTION 3 REPRESENTATIVE'S ARE OF RESPONSIBILITY

(A) Manufacturer grants Representative the right to solicit orders for Manufacturer's Products within the following geographic/customer boundaries in accordance with Manufacturer's distribution and marketing policies: State of Illinois

(B)      MARKETS

         Representative understands that Manufacturer expects Representative to solicit orders from the following primary account types:
         All consumer accounts for above noted product lines.
         Montgomery Wards

(C)      EXCLUSIONS

         The following accounts, markets, boundaries, etc. are excluded from the Representative's Area of Responsibility.
         Catalog Accounts, Sears, W. W. Grainger, McMaster-Carr, Joseph T. Ryrson & Son. NOTE: Manufacturer may sell or lease products of its manufacture covered by this Agreement direct to governmental agencies and subdivisions thereof, and to non-retail buyers without obligation to Representative.

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SECTION 4 ORDERING AND CANCELLATION POLICIES

Manufacturer has issued and shall continue to issue to Representative, from time to time, price lists and sales bulletins. No order submitted to Manufacturer through Representative's efforts shall become effective unless and until that order is formally accepted by written notice to the customer from Manufacturer, and Manufacturer, in its sole discretion, may refuse to accept any order. Manufacturer reserves the right to condition shipments, upon agreement of satisfactory arrangements for payment.

SECTION 5 WARRANTY BY MANUFACTURER

Representative understands and agrees that the only warranties which Manufacturer extends to customers of Manufacturer's Products are Manufacturer's standard Warranty against defective material and workmanship, as defined within Manufacturer's written warranty statement and which is in effect at the time of delivery to the first user. If Representative makes any other warranty (such as by enlarging the scope or period of warranty or undertaking a warranty of merchantability or fitness for any particular purpose) or any other obligation whatsoever, Representative shall: (1) be solely responsible therefore; (2) have no recourse against Manufacturer; and (3) defend, indemnify and hold Manufacturer harmless against any claim of cause of action whatsoever arising out of, or occasioned by, the Representative's extension of said additional warranty or obligation. SECTION 6 LIABILITY FOR DELAYS No liability shall be attached to Manufacturer for direct, indirect incidental or consequential damages or expenses due to loss, damage, detention, or delay in delivery of Products resulting from acts or delays beyond its control. SECTION 7 USE OF NAMES, TRADE NAMES, AND TRADEMARKS

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Representative  agrees not to use Manufacturer's  names including the name "DESA or SWINGLINE" or any trademarks used in connection with Products, as part of the
corporate  or  business  name  of   Representative,   or  in  any  manner  which
Manufacturer considers improper, misleading or detrimental to Manufacturer's interest. Upon termination of this Agreement, Representative shall cease to operate as, or represent that Representative is, an authorized Representative of Manufacturer and will refrain from any and all actions which would associate
Representative  with  Manufacturer.   In  addition,  upon  termination  of  this
Agreement, Representative will promptly remove all signs and other advertising material or identifying marks that bear the name DESA or any other trade names or trademarks of DESA International or any of its divisions or affiliate companies from Representative's place of business, and thereafter Representative shall not use such names and trademarks in any manner whatsoever, provided, however, if Representative continues to be a Representative agreement, nothing contained herein to the contrary shall prohibit Representative from exercising any of his rights granted in such separate agreement.

SECTION 8 TERMINATION

This Agreement may be terminated by either party upon thirty (30) days prior written notification sent to the other party or immediately by mutual consent. Termination of this Agreement shall not release either party from payment of any sum then owing to the other party at time of written notification of termination, except as noted in Section 2A and 2D. Upon termination of this Agreement, Representative shall return unpaid samples, all remaining promotional material, catalogs, price lists, bulletins, owner's manual and current advertising material and other literature which was furnished to Representative by Manufacturer.

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SECTION 9 REPRESENTATIVE NOT AN AGENT

Nothing contained herein shall be construed as designating Representative as an employee, agent or legal representative of Manufacturer. Representative is not granted any authority to create an obligation or responsibility on behalf of Manufacturer, or to bind Manufacturer in any manner whatsoever. Representative shall be at all times an independent contractor.

SECTION 10 NO OTHER  AGREEMENTS

This nonassignable Agreement supersedes any agreement existing at any time between the parties and there are no agreements or understanding, either oral or written, which conflict with, alter or enlarge, and the express terms hereof control both course of dealing and usage of trade. Any modifications of this Agreement must be in writing and approved by a duly authorized employee of Manufacturer.

SECTION 11 CONFIDENTIAL INFORMATION

Representative understands that Manufacturer may, from time to time, disclose to Representative certain confidential technical or business information relating to the subject matter of this Agreement. Representative agrees to hold such information in confidence and make no use or disclosure thereof, both during and after the terms of this Agreement, except as authorized by Manufacturer. Upon termination of this Agreement, Representative agrees to return to Manufacturer any written or printed matter or any other document furnished by Manufacturer, and all copies thereof, in Representative's possession or control.

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SECTION 12 DISCONTINUANCE AND MODIFICATION

Manufacturer may discontinue the manufacture of any product and make changes and improvements at any time in the specifications, construction or design, of Products without incurring any obligations to Representative.

SECTION 13 PERFORMANCE

No failure of Manufacturer to insist upon strict compliance with any provision of this Manufacturer's Representative Agreement shall constitute waiver thereof for the future, and all provisions herein shall remain in full force and effect. The Representative will be given a performance evaluation every March on his past performance. Measure of evaluation will be based on performance towards the goals and objectives provided by the Manufacturer and agreed upon by the
Representative each January for the following year. An unsatisfactory performance review can result in cancellation of this Agreement or the Representative being retained on a probationary period for one year.

SECTION 14 APPLICABLE LAW AND INVALIDITY

This Agreement shall be construed, enforced and performed in accordance with the laws of the State of Kentucky. All provisions of this Agreement are severable and any provision determined to be invalid under the applicable laws of any jurisdiction shall be deemed inoperative as to such jurisdiction to the extent of such invalidity. without invalidating any of the other provisions of this Agreement. DATE _______________ 19__ DATE _________________ 19__


------------------------------              ------------------------------
         MANUFACTURER                                REPRESENTATIVE

BY____________________________              _______________________________
    OFFICER                                                           d/b/a




                                                     BY_______________________
                                                     AUTHORIZED SIGNATURE

                                                     ---------------------------
                                                     Title, if any, specify
                                                     Proprietorship, Partnership
                                                     Corporation

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                                  ATTACHMENT 1
                     BAD DEBT COMMISSION/HOLDBACK COMMISSION



I.       There will be no regular holdback of commission to cover bad debts.

II. Commission is processed to the sales agency at the time of invoicing. Therefore, commission is paid prior to collection of the Accounts Receivable.

III. If an account is classified as a Bad Debt, whether the action is initiated by DESA with collection or legal proceedings, or an act by an Account of filing Bankruptcy, a reversal of the commission paid to the sales agency, as related to the outstanding obligation, will be made to the extent the Accounts Receivable is deemed uncollectible. Through the proceedings of collection of a Bad Debt, where payments are recovered, the appropriate rate of commission will be reinstated to the sales agency on the net proceeds.









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                                  ATTACHMENT 2
                        PROCEDURE FOR BAD/DEBT COMMISSION

Commission is accrued and paid to the representative organizations at the time of the invoicing process. If an account is classified as a bad debt, whether the action is initiated by DESA with collection or legal proceedings or an act by the account of filing bankruptcy, a reversal of the commission paid to the representative organization as related to the outstanding obligation will be made.

I.       BAD DEBT

         Classification of bad debt by DESA International.

         * Account balances of $5,000 or less requires approval of the Director of Credit.

         * Account balances in excess of $5,000 requires approval of the Director of Credit and Vice President of Finance.

                  Bankruptcy filings by an account

         *        Automatic classification to bad debt.


II.      COMMISSION

         In the month an account is classified as a bad debt:

         1.       A form will be  generated by the Credit  Department  itemizing
                  the   obligation   and  the   corresponding   amount   of  the
                  representatives commission.

         2. All deductions of commission require approval of the Director of Credit and the Vice President of Sales or his chosen designate.

         3. Any commission that has been rejected as a deduction requires a written explanation approved by the Vice President of Sales and Vice President of Finance.


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         4.       The form once  approved  will be forwarded to Accounting to be processed as a deduction to commission.

         5. The appropriate journal entry to reverse the commission expense will be made by accounting.

         6. The representing organization is to receive a copy of the bad debt commission form with their commission check.

III.     PAYMENTS ON BAD DEBT ACCOUNTS

         Through the proceedings of collection, legal or bankruptcy where payments are recovered for the benefit of DESA International, the appropriate rate of commission will be reinstated to the representative agency on the net proceeds.

         1. It is the responsibility of the Credit Department to document the recovery and commission payable from the recovery.

         2. Documentation to be forwarded to the Accounting Department for journal entries to accrue and expense the commission.

         3. The representative organization is to receive a copy of the documentation of recovery with their commission check.



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                                   APPENDIX A

FEE

1. Commissions will be paid on the basis of 3.5% of shipments of Remington Chain Saws.

2. Commissions will be paid on the basis of 3.5% of shipments of PowerFast products.*

3. Commissions will be paid on the basis of 4% of shipments of Remington CPAT products.

         * Commissions will be paid on the basis of 5% of shipments for PowerFast Cable Tackers and Cable Tacker Staples.

4. Commissions will be paid on the basis of 3.5% of shipments for heating products with the following exceptions:

         a.       2.5% on Reddy Heater Heat Demon Tank Top heaters (UTT).

         b. 4.0% on all heater accessories-AH, AU, AV, AGV, AGW, ADV, AGL, AUF, ATT, AT, AWW

         c. 5.0% on vent-free gas log heaters (UGL), vent-free gas fireplaces (UUF) and radiant flame fireplaces (UMH).

         d. Commissions for heating products will be paid for the accounts listed below as follows:

                  Account                             Customer Number
         Farm King Supply, Macomb, IL                 4001740
         Mattoon Rural King Supply, Mattoon, IL                4048610
         Quincy Farm Supply, Quincy, IL               4045310
         Olney Rural King Supply, Olney, IL           4046950


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         Springfield Farm & Home, Springfield, IL     4033080
         Watseka Rural King, Watseka, IL              4001270

         5.0% for all heating products with the following exceptions:

         a.       2.5% for Reddy Heater Heat Demon Tank Top Heaters (UTT).

         b. 3.5% for Comfort Glow Plaque Heaters (UV) and 35,000 BTU kerosene products.

         c. 4.0% for all heater accessories (AH, AU, AV, AGV, AGW, ADV, AGL, AUF, ATT, AT AND AWW.


From time to time, the Manufacturer may require a modification to the current commission rate in order to meet market conditions and competitive issues. If a revised rate is required, you will be notified prior to the finalization of the business with the customer.